UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2010

MYRIAD PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34275	26-3996918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

305 Chipeta Way

Salt Lake City, UT 84108

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (801) 214-7800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

On April 9, 2010, Myriad Pharmaceuticals, Inc. (“MPI”) received a notice (the “Notice”) from Javelin Pharmaceuticals, Inc. (“Javelin”) of its intent to terminate the Agreement and Plan of Merger entered into on December 18, 2009 between MPI, MPI Merger Sub, Inc. (“MPI Merger Sub”), a Delaware corporation and wholly owned subsidiary of MPI, Javelin, and a representative of the stockholders of Javelin (the “Merger Agreement”), pursuant to which MPI Merger Sub would be merged with and into Javelin (the “Proposed Merger”), with Javelin continuing after the Proposed Merger as the surviving corporation and a wholly owned subsidiary of MPI. The Notice stated that Javelin has received a competing acquisition proposal from Hospira, Inc. that the Board of Directors of Javelin has determined to be a Company Superior Proposal under the terms of the Merger Agreement. Accordingly, Javelin has expressed its intent to terminate the Merger Agreement effective after the close of business on Friday, April 16, 2010.

Pursuant to the terms of the Merger Agreement, Javelin is required to negotiate in good faith with MPI for a period of five business days after the date of the notice of intent to terminate. In a press release issued by MPI on April 12, 2010 announcing its receipt of the Notice, MPI stated that it intends to consider its response to this development over the five-business-day period available to it, but also noted that its foremost priority will be to use its financial resources prudently, including to develop its promising portfolio of drug candidates.

The material terms of the Merger Agreement, including the Loan and Security Agreement, as amended, that was entered into between the parties in connection with the Proposed Merger and pursuant to which MPI extended a working capital facility to Javelin of up to $8.5 million, are described in the Current Reports on Form 8-K filed by MPI on December 18, 2009 and March 10, 2010, both of which are incorporated herein by reference.

A copy of the press release issued by MPI on April 12, 2010 announcing its receipt of the Notice is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) The following exhibit is filed with this report:

Exhibit No.	Description

99.1	Press Release issued on April 12, 2010.

IMPORTANT ADDITIONAL INFORMATION AVAILABLE

In connection with the proposed merger of MPI and Javelin, on February 12, 2010, MPI filed with the SEC a registration statement on Form S-4 (File No. 333-164890) (the “S-4”), which, as amended, was declared effective on March 12, 2010. The joint proxy statement/prospectus, dated March 12, 2010, of MPI and Javelin included in the S-4 was filed with the SEC under Rule 424(b) of the Securities Act of 1933 on March 12, 2010 and was mailed to MPI and Javelin stockholders. Investors and security holders are urged to read the S-4 and the joint proxy statement/prospectus (including all amendments and supplements thereto) and the other relevant material because they contain important information about MPI, Javelin and the proposed merger. The S-4, joint proxy statement/prospectus and other relevant materials, and any and all documents filed by MPI with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by MPI by directing a written request to Myriad Pharmaceuticals, Inc., 305 Chipeta Way, Salt Lake City, UT 84108, Attention: Secretary. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND THE OTHER RELEVANT MATERIALS BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTIONS.

MPI, Javelin and their respective executive officers and directors and other persons may be deemed to be participants in the solicitation of proxies from the stockholders of MPI and Javelin in connection with the proposed merger. Information about the executive officers and directors of MPI and their ownership of MPI common stock is set forth in MPI’s annual report on Form 10-K for the year ended June 30, 2009, filed with the SEC on September 28, 2009. Information regarding Javelin’s directors and executive officers is available in its annual report on Form 10-K for the year ended December 31, 2009, filed with the SEC on March 8, 2010. Certain directors and executive officers of Javelin may have direct or indirect interests in the proposed merger due to securities holdings, pre-existing or future indemnification arrangements and rights to severance payments if their employment is terminated prior to or following the proposed merger. To the extent that any of the MPI or Javelin participants will receive any additional benefits in connection with the proposed merger, the details of those benefits are described in the joint proxy statement/prospectus.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYRIAD PHARMACEUTICALS, INC.

Dated: April 12, 2010	/S/ ADRIAN N. HOBDEN
Adrian N. Hobden, Ph.D.
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued on April 12, 2010.

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